Exhibit 3.4

AMENDMENT NO. 1 TO BOARD REPRESENTATION AGREEMENT

     AMENDMENT dated as of June 1, 2001 to the Board Representation Agreement dated as of November 6, 1996 (the “Board Representation Agreement”) among Ingram Micro Inc., a Delaware corporation (“Micro”), and each person listed on the signature pages thereof.

W I T N E S S E T H :

     WHEREAS, the parties hereto desire to amend the Board Representation Agreement to reflect amendments to Micro’s certificate of incorporation and bylaws;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Amendment to Section 2.1. Section 2.1 of the Board Representation Agreement is hereby deleted and replaced with the following text:

“Section 2.1 Number of Directors; Term; Quorum; Vote. The bylaws of Micro shall provide for a Board consisting of at least eight and no more than ten members. The term of directors may be set by the vote of a majority of the entire Board of Directors, and if required by applicable law, approval of Micro’s stockholders, to be either:

(a)	one year, commencing immediately following the annual meeting of stockholders at which such director is to be elected and ending at such time after the next annual meeting of stockholders as his or her successor is elected and qualified or upon such director’s death, or earlier resignation or removal in accordance with this Agreement or applicable law; or

(b)	staggered, where the Board shall be divided into three (3) classes, as nearly equal in number as possible, and directors chosen at the 2001 annual meeting of Micro’s stockholders will serve one, two or three years, depending on the class of which they are serving as a member. In each case, at the time of the next election of a class, directors of that class will serve terms ending at such time after the annual meeting held three years after such election as his or her successor is elected and qualified or upon such director’s death, or earlier resignation or removal in accordance with this Agreement or applicable law.

Except as otherwise provided herein, the bylaws of Micro shall provide that the vote of a majority of the entire Board of Directors shall be required for all actions of the Board.”

     SECTION 2. Amendment to Section 2.2(a). Section 2.2 (a) (iii) of the Board Representation Agreement is hereby deleted and replaced with the following text:

“ (iii)	Four (in the case of a Board consisting of eight directors), five (in the case of a Board consisting of nine directors) or six (in the case of a Board consisting of ten directors) individuals, as the case may be from time to time, who shall be Independent (the “Independent Directors”).”

     SECTION 3. Amendment to Section 2.2(b). Section 2.2 (b) of the Board Representation Agreement is hereby deleted and replaced with the following text:

“(b)	Addition of Ninth or Tenth Director. After the election and qualification of the directors set forth in this Section 2.2 above, the Board may expand to nine or ten directors by the affirmative vote of a majority of such eight or nine directors, as the case may be. Such ninth and tenth directors shall have the qualifications of being nominated by a majority of the Nominating Committee and shall be Independent. After the initial qualification and election of such ninth and tenth directors as set forth in this Section 2.2(b), any vacancy created by the death, resignation or removal of such director shall be filled pursuant to Section 2.3 below.”

     SECTION 4. Amendment to Section 2.4. Section 2.4(a)(i) of the Board Representation Agreement is hereby deleted and replaced with the following text:

“i.	Nominating Committee. The Nominating Committee shall consist of three directors, one of whom shall be a Family Director and one of whom shall be a Management Director. The third Committee member shall be a Family Director if requested by a majority of the Family Directors and otherwise shall be an Independent Director.”

     SECTION 5. Amendment to Section 2.4. Section 2.4(a)(iii) of the Board Representation Agreement is hereby deleted and replaced with the following text:

“iii.	Human Resources Committee. The Human Resources Committee shall consist of three directors, one of whom shall be a Family Director, and two of whom shall be Independent Directors. The Human Resources Committee shall establish the compensation of all executive officers of the Corporation and shall administer all stock option, purchase and equity incentive plans.”

     SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws rules of such state.

     SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INGRAM MICRO INC.

By:	/s/ James E. Anderson, Jr.

Name: James E. Anderson, Jr. Title: Senior Vice President, Secretary & General Counsel

MARTHA R. INGRAM

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram

ORRIN H. INGRAM, II

By:	/s/ Orrin H. Ingram, II

Name: Orrin H. Ingram, II

JOHN R. INGRAM

By:	/s/ John R. Ingram

Name: John R. Ingram

DAVID B. INGRAM

By:	/s/ David B. Ingram

Name: David B. Ingram

ROBIN B. INGRAM PATTON

By:	/s/ Robin B. Ingram Patton

Name: Robin B. Ingram Patton

QTIP MARITAL TRUST CREATED UNDER THE E. BRONSON INGRAM REVOCABLE TRUST AGREEMENT DATED JANUARY 4, 1995

By:	MARTHA R. INGRAM, ORRIN H. INGRAM, II, JOHN R. INGRAM, DAVID B. INGRAM AND ROBIN B. INGRAM PATTON, as Co-Trustees

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram Title: Co-Trustee

By:	/s/ Orrin H. Ingram, II

Name: Orrin H. Ingram, II Title: Co-Trustee

By:	/s/ John R. Ingram

Name: John R. Ingram Title: Co-Trustee

By:	/s/ David B. Ingram

Name: David B. Ingram Title: Co-Trustee

By:	/s/ Robin B. Ingram Patton

Name: Robin B. Ingram Patton Title: Co-Trustee

E. BRONSON INGRAM 1995 CHARITABLE REMAINDER 5% UNITRUST

By:	MARTHA R. INGRAM, as Trustee

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram Title: Trustee

MARTHA AND BRONSON INGRAM FOUNDATION

By:	ORRIN H. INGRAM, II, JOHN R. INGRAM, DAVID B. INGRAM, AND ROBIN B. INGRAM PATTON, as Co-Trustees

By:	/s/ Orrin H. Ingram

Name: Orrin H. Ingram, II Title: Co-Trustee

By:	/s/ John R. Ingram

Name: John R. Ingram Title: Co-Trustee

By:	/s/ David B. Ingram

Name: David B. Ingram Title: Co-Trustee

By:	/s/ Robin B. Ingram Patton

Name: Robin B. Ingram Patton Title: Co-Trustee

E. BRONSON INGRAM 1994 CHARITABLE LEAD ANNUITY TRUST

By:	ORRIN H. INGRAM, II, JOHN R. INGRAM, DAVID B. INGRAM, AND ROBIN B. INGRAM PATTON, as Co-Trustees

By:	/s/ Orrin H. Ingram

Name: Orrin H. Ingram, II Title: Co-Trustee

By:	/s/ John R. Ingram

Name: John R. Ingram Title: Co-Trustee

By:	/s/ David B. Ingram

Name: David B. Ingram Title: Co-Trustee

By:	/s/ Robin B. Ingram Patton

Name: Robin B. Ingram Patton Title: Co-Trustee

TRUST FOR ORRIN HENRY INGRAM, II, UNDER AGREEMENT WITH E. BRONSON INGRAM DATED OCTOBER 27, 1967

By:	SUNTRUST BANK, ATLANTA, AND MARTHA R. INGRAM, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram Title: Co-Trustee

TRUST FOR ORRIN HENRY INGRAM, II, UNDER AGREEMENT WITH E. BRONSON INGRAM DATED JUNE 14, 1968

By:	SUNTRUST BANK, ATLANTA, AND MARTHA R. INGRAM, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram Title: Co-Trustee

TRUST FOR ORRIN HENRY INGRAM, II, UNDER AGREEMENT WITH HORTENSE B. INGRAM DATED DECEMBER 22, 1975

By:	SUNTRUST BANK, ATLANTA, as Trustee

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

THE ORRIN H. INGRAM IRREVOCABLE TRUST DATED JULY 9, 1992

By:	SUNTRUST BANK, ATLANTA, AND WILLIAM S. JONES, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ William S. Jones

Name: William S. Jones Title: Co-Trustee

TRUST FOR THE BENEFIT OF ORRIN H. INGRAM ESTABLISHED BY MARTHA R. RIVERS UNDER AN AGREEMENT OF TRUST ORIGINALLY DATED APRIL 30, 1982, AS AMENDED

By:	SUNTRUST BANK, ATLANTA, AND WILLIAM S. JONES, AS CO-TRUSTEES

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ William S. Jones

Name: William S. Jones Title: Co-Trustee

TRUST FOR JOHN RIVERS INGRAM, UNDER AGREEMENT WITH E. BRONSON INGRAM DATED OCTOBER 27, 1967

By:	SUNTRUST BANK, ATLANTA, AND MARTHA R. INGRAM, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram Title: Co-Trustee

TRUST FOR JOHN RIVERS INGRAM, UNDER AGREEMENT WITH E. BRONSON INGRAM DATED JUNE 14, 1968

By:	SUNTRUST BANK, ATLANTA, AND MARTHA R. INGRAM, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram Title: Co-Trustee

TRUST FOR JOHN RIVERS INGRAM, UNDER AGREEMENT WITH HORTENSE B. INGRAM DATED DECEMBER 22, 1975

By:	SUNTRUST BANK, ATLANTA, as Trustee

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

THE JOHN R. INGRAM IRREVOCABLE TRUST DATED JULY 9, 1992

By:	SUNTRUST BANK, ATLANTA, AND WILLIAM S. JONES, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ William S. Jones

Name: William S. Jones Title: Co-Trustee

TRUST FOR THE BENEFIT OF JOHN R. INGRAM ESTABLISHED BY MARTHA R. RIVERS UNDER AN AGREEMENT OF TRUST ORIGINALLY DATED APRIL 30, 1982, AS AMENDED

By:	SUNTRUST BANK, ATLANTA, AND WILLIAM S. JONES, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ William S. Jones

Name: William S. Jones Title: Co-Trustee

THE JOHN AND STEPHANIE INGRAM FAMILY 1996 GENERATION SKIPPING TRUST

By:	WILLIAM S. JONES, as Trustee

By:	/s/ William S. Jones

Name: William S. Jones Title: Trustee

TRUST FOR DAVID B. INGRAM, UNDER AGREEMENT WITH E. BRONSON INGRAM DATED OCTOBER 27, 1967

By:	SUNTRUST BANK, ATLANTA, AND MARTHA R. INGRAM, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram Title: Co-Trustee

TRUST FOR DAVID B. INGRAM, UNDER AGREEMENT WITH E. BRONSON INGRAM DATED JUNE 14, 1968

By:	SUNTRUST BANK, ATLANTA, AND MARTHA R. INGRAM, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram Title: Co-Trustee

TRUST FOR DAVID B. INGRAM, UNDER AGREEMENT WITH HORTENSE B. INGRAM DATED DECEMBER 22, 1975

By:	SUNTRUST BANK, ATLANTA, as Trustee

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

THE DAVID B. INGRAM IRREVOCABLE TRUST DATED JULY 9, 1992

By:	SUNTRUST BANK, ATLANTA, AND WILLIAM S. JONES, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ William S. Jones

Name: William S. Jones Title: Co-Trustee

TRUST FOR THE BENEFIT OF DAVID B. INGRAM ESTABLISHED BY MARTHA R. RIVERS UNDER AN AGREEMENT OF TRUST ORIGINALLY DATED APRIL 30, 1982, AS AMENDED

By:	SUNTRUST BANK, ATLANTA, AND WILLIAM S. JONES, as Co-Trustees

By:	/s/	Thomas A. Shanks, Jr.

	Name:	Thomas A. Shanks, Jr.
	Title:	First Vice President

By:	/s/	William S. Jones

	Name:	William S. Jones
	Title:	Co-Trustee

THE DAVID AND SARAH INGRAM FAMILY 1996 GENERATION SKIPPING TRUST

By:	JOHN J. FLETCHER, as Trustee

By:	/s/	John J. Fletcher

	Name:	John J. Fletcher
	Title:	Trustee

TRUST FOR ROBIN BIGELOW INGRAM, UNDER AGREEMENT WITH E. BRONSON INGRAM DATED OCTOBER 27, 1967

By:	SUNTRUST BANK, ATLANTA, AND MARTHA R. INGRAM, as Co-Trustees

By:	/s/	Thomas A. Shanks, Jr.

	Name:	Thomas A. Shanks, Jr.
	Title:	First Vice President

By:	/s/	Martha R. Ingram

	Name:	Martha R. Ingram
	Title:	Co-Trustee

TRUST FOR ROBIN BIGELOW INGRAM, UNDER AGREEMENT WITH E. BRONSON INGRAM DATED JUNE 14, 1968

By:	SUNTRUST BANK, ATLANTA, AND MARTHA R. INGRAM, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ Martha R. Ingram

Name: Martha R. Ingram Title: Co-Trustee

TRUST FOR ROBIN BIGELOW INGRAM, UNDER AGREEMENT WITH HORTENSE B. INGRAM DATED DECEMBER 22, 1975

By:	SUNTRUST BANK, ATLANTA, as Trustee

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

THE ROBIN INGRAM PATTON IRREVOCABLE TRUST DATED JULY 9, 1992

By:	SUNTRUST BANK, ATLANTA, AND WILLIAM S. JONES, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ William S. Jones

Name: William S. Jones Title: Co-Trustee

TRUST FOR THE BENEFIT OF ROBIN B. INGRAM ESTABLISHED BY MARTHA R. RIVERS UNDER AN AGREEMENT OF TRUST ORIGINALLY DATED APRIL 30, 1982, AS AMENDED

By:	SUNTRUST BANK, ATLANTA, AND WILLIAM S. JONES, as Co-Trustees

By:	/s/ Thomas A. Shanks, Jr.

Name: Thomas A. Shanks, Jr. Title: First Vice President

By:	/s/ William S. Jones

Name: William S. Jones Title: Co-Trustee